American Safety Insurance Holdings, Ltd.
Reports Second Quarter Earnings

HAMILTON, Bermuda, August, 11, 2004 - American Safety Insurance Holdings, Ltd. (NYSE: ASI) today reported net earnings of $4.1 million or $0.55 per diluted share for the second quarter ended June 30, 2004, as compared to $3.8 million or $0.79 per diluted share for the second quarter of 2003. Net earnings for the six months ended June 30, 2004 are $7.7 million or $1.04 per diluted share, as compared to $5.0 million or $1.05 per diluted share for the same period in 2003.

Net earnings are detailed as follows (in thousands):

                                              Quarter Ended                      Six Months Ended
                                                June 30,                             June 30,
                                          2004             2003               2004             2003
                 Operations              $(1,691)         $1,597               $420           $3,225
       Real Estate Operations              1,997             284              3,518             (174)
       Other                               3,791           1,933              3,809            1,983
       Net Earnings                       $4,097          $3,814             $7,747           $5,034
                                      =============    =============      =============    ==============

The net loss from insurance operations for the second quarter of 2004 reflects a total of $6.2 million of reserve strengthening as a result of adverse loss development that occurred during the period. Of this amount, $3.0 million represents reserve increases for discontinued lines and the balance of $3.2 million consists of reserve increases for excess and surplus business for accident year 2001 primarily attributable to certain New York commercial contracting risks (which represented 16% of the excess and surplus premium written in 2001). Premium written for New York commercial contracting risks has been reduced annually, and currently represents less than 2% of the Company’s excess and surplus premium. Based on the reserve development, the Company is evaluating its actuarial reserving assumptions for its excess and surplus business, which is expected to be completed during the third quarter of 2004. Given that approximately 50% of the reserve development was attributable to discontinued lines and the balance of the development related to its excess and surplus business, the Company does not believe that these reserve adjustments have any material implications with respect to the quality or profitability of the core business lines currently being written by the Company.

The increase in earnings for the second quarter of 2004 from real estate operations was due to increased profits from closings of condominium units at Harbour Village. Earnings from other items for the quarter include a $2.6 million payment received by the Company in settlement of the impaired note receivable that was written off in the fourth quarter of 2003, which represents the final payment from the borrower. Other items also include a $1.8 million payment received by the Company in settlement of professional liability claims against parties who are involved in the Principal Management rescission litigation.

The decrease in insurance earnings for the six months ended June 30, 2004 reflects a total of $9.0 million of reserve strengthening. Of this amount, $4.7 million consists of reserve increases for excess and surplus business relating to accident year 2001 primarily attributable to certain New York commercial contracting risks, and the remaining $4.3 million represents reserve increases for discontinued lines.

The increase in earnings for the six months ended June 30, 2004 from real estate operations was due to increased profits from closings of condominium units at Harbour Village.

Total revenues for the second quarter of 2004 increased 19% to $55 million as compared to the same quarter of 2003 as a result of increased net premiums earned, investment income and real estate income. Net premiums earned for the second quarter of 2004 increased 31% to $32 million from the same quarter of 2003 due to increases in the Company’s core business lines. Net cash flow generated from operations was $21 million for the second quarter of 2004.

Total revenues for the six months ended June 30, 2004 increased 39% to $105 million as compared to the same period in 2003 as a result of increased net premiums earned, investment income and real estate income. Net premiums earned for the six months ended June 30, 2004 increased 40% to $66 million from the same period of 2003 due to increases in the Company’s core business lines. Net cash flow from operations increased to $44 million for the six months ended June 30, 2004.

The Company’s book value per share increased 5% to $14.43 at June 30, 2004 from $13.80 at December 31, 2003. This increase in book value per share is due primarily to the Company’s net earnings during the six months ended June 30, 2004 offset, in part, by an increase in unrealized losses in its investment portfolio.

Commenting on the results, Stephen R. Crim, President and Chief Executive Officer of American Safety Insurance Holdings, Ltd., said: “We are disappointed that the reserve strengthening has adversely affected the otherwise strong insurance results. The Company has taken steps in our underwriting and claims areas to address the reserve development. It should be noted that the scope of the development is limited to discontinued lines and a small portion of our excess and surplus business. The insurance market conditions remain favorable for the market segments served by the Company, and we are pleased with the continued growth in our core business lines.”

A conference call to discuss second quarter 2004 results is scheduled for Thursday, August 12, 2004 at 11:00 a.m. (Eastern Time), which will be broadcast through the Investor Broadcast Network’s Vcall website at www.vcall.com or the Company’s website at www.americansafetyinsurance.com. A replay will be available on the Company’s website.

American Safety Insurance Holdings, Ltd. is a specialty insurance holding company which, through its subsidiaries, provides innovative insurance solutions in the alternative insurance market for environmental remediation, contracting and other specialty risks. Additional information about the Company can be found at www.americansafetyinsurance.com. This press release contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including future insurance claims and losses, the Company’s expectations with respect to the outcome of the Principal Management acquisition rescission litigation, and the future profitability and the value of the Harbour Village real estate development project. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various factors, including competitive conditions in the insurance industry, levels of new and renewal insurance business, unpredictable developments in loss trends, results of evaluating actuarial reserving assumptions, adequacy and changes in loss reserves, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, and changes in levels of general business activity and economic conditions. With respect to the development of the Harbour Village project, such forward looking statements involve risks and uncertainties which may cause actual results to differ materially, and are subject to change based on various real estate development industry factors, including competitive housing conditions in the local market area, risks inherent in real estate development and new construction, increases in construction costs, construction delays, weather, zoning, litigation, changes in interest rates and the availability of mortgage financing for prospective purchasers of condominium units and boat slips, and changes in local and national levels of general business activity and economic conditions. For additional factors, which could influence the results of the Company’s operating and financial performance, see the Company’s filings with the Securities and Exchange Commission.

Contacts:
American Safety Insurance Services, Inc.                          Cameron Associates
Fred J. Pinckney                                                  Kevin McGrath
Investor Relations/General Counsel                                (212) 245-4577
(770) 916-1908

                                       American Safety Insurance Holdings, Ltd. and Subsidiaries
                                                  Financial and Operating Highlights

                                                        Three Months Ended                            Six Months Ended
                                                             June 30,                                     June 30,
                                              ----------------------------------------    -----------------------------------------
                                              ------------------ -- ------------------    ------------------ -- -------------------
                                                    2004                  2003                  2004                   2003
--------------------------------------------- ------------------ -- ------------------ -- ------------------ -- -------------------
--------------------------------------------- ------------------ -- ------------------ -- ------------------ -- -------------------
INCOME STATEMENT DATA:

Revenues:
     Direct and assumed premiums earned          $ 54,682,498          $ 41,141,883         $ 110,106,931          $ 83,950,784
     Ceded premiums earned                        (22,592,774)          (16,653,065)          (43,898,470)          (36,649,971)
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------
         Net premiums earned                       32,089,724            24,488,818            66,208,461            47,300,813
     Net investment income                          2,249,139             1,239,006             4,320,251             2,458,749
     Net realized gains                                (5,139)            2,951,280                20,272             3,101,995
     Real estate income                            20,176,157            17,167,373            34,128,311            22,597,220
     Other income                                     113,511                16,879               144,624                31,273
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------
         Total revenues                          $ 54,623,392          $ 45,863,356         $ 104,821,919          $ 75,490,050
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------

Expenses:
     Losses and loss adjustment expenses         $ 24,555,449          $ 14,630,662          $ 46,914,891          $ 27,447,300
     Acquisition expenses                           6,513,912             4,805,213            13,124,130             9,482,438
     Payroll and related expenses                   2,705,771             2,099,339             5,329,147             4,321,251
     Real estate expenses                          16,993,188            16,714,993            28,487,023            22,876,634
     Other expenses                                   896,898             1,983,477             2,993,440             4,362,932
     Minority interest                                162,543               152,070               336,654               223,456
     Expense due to rescission                     (1,745,544)               60,953            (1,715,970)              144,512
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------
         Total expenses                          $ 50,082,217          $ 40,446,707          $ 95,469,315          $ 68,858,523
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------
         Earnings before income taxes               4,541,175             5,416,649             9,352,604             6,631,527
                                              4,811,429
Income taxes                                          444,406             1,602,733             1,606,016             1,597,258
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------
         Net earnings                             $ 4,096,769           $ 3,813,916           $ 7,746,588           $ 5,034,269
                                              ==================    ==================    ==================    ===================
                                              ==================    ==================    ==================    ===================

Net earnings per share:
     Basic                                    $         0.59        $           0.80      $         1.12        $           1.06
                                              ==================    ==================    ==================    ===================
                                              ==================    ==================    ==================    ===================
     Diluted                                  $         0.55        $           0.79      $         1.04        $           1.05
                                              ==================    ==================    ==================    ===================
                                              ==================    ==================    ==================    ===================
Average number of shares outstanding:
     Basic                                          6,932,237             4,739,888             6,919,668             4,739,888
                                              ==================    ==================    ==================    ===================
                                              ==================    ==================    ==================    ===================
     Diluted                                        7,447,155             4,814,216             7,419,104             4,802,124
                                              ==================    ==================    ==================    ===================
                                              ==================    ==================    ==================    ===================

GAAP combined ratio                                    114.0%                 96.5%                105.7%                 95.9%
                                              ==================    ==================    ==================    ===================
                                              ==================    ==================    ==================    ===================

                                                                                              June 30,             December 31,
BALANCE SHEET DATA:                                                                             2004                   2003

Total investments excluding real estate                                                     $ 266,290,312         $ 222,418,972
Total assets                                                                                  553,364,573           514,259,644
Unpaid losses and loss adjustment expenses                                                    277,137,669           230,103,754
Total liabilities                                                                             453,280,132           418,916,521
Total shareholders' equity                                                                    100,084,441            95,343,123

Book value per share                                                                      $         14.43         $       13.80

                                       American Safety Insurance Holdings, Ltd. and Subsidiaries
                                                  Financial and Operating Highlights

                                                        Three Months Ended                            Six Months Ended
                                                             June 30,                                     June 30,
                                              ----------------------------------------    -----------------------------------------
                                              ------------------ -- ------------------    ------------------ -- -------------------
                                                    2004                  2003                  2004                   2003
--------------------------------------------- ------------------ -- ------------------ -- ------------------ -- -------------------
--------------------------------------------- ------------------ -- ------------------ -- ------------------ -- -------------------
PREMIUM SUMMARY (in Thousands)

Gross Written Premium:
     Environmental                                $ 13,131               $ 9,027              $ 22,290              $ 18,139
     Excess and Surplus                             19,482                16,995                47,379                33,935
     Program Business                               20,735                19,973                41,276                36,610
     Other                                             386                 1,445                 2,143                 4,228
                                              ------------------    ------------------    ------------------    -------------------
         Total                                      53,734                47,440               113,088                92,912
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------

Net Written Premium:
     Environmental                                  10,606                 6,248                17,678                13,207
     Excess and Surplus                             14,685                14,667                38,472                28,993
     Program Business                                4,536                 3,357                 6,914                 7,308
     Other                                              78                   920                 1,397                 3,178
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------
         Total                                      29,905                25,192                64,461                52,686
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------

Net Earned Premium:
     Environmental                                   7,720                 5,418                14,636                10,064
     Excess and Surplus                             18,560                12,712                38,400                23,654
     Program Business                                4,591                 4,847                10,746                10,545
     Other                                           1,219                 1,512                 2,427                 3,038
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------
         Total                                    $ 32,090              $ 24,489              $ 66,209              $ 47,301
                                              ------------------    ------------------    ------------------    -------------------
                                              ------------------    ------------------    ------------------    -------------------

                                                                            Exhibit 99
                                                                 Harbour Village Development Status
                                                               (000)s except references to Condo Units
                                                                             (unaudited)
                                                                              ---------

                                                                           Harbour Village Development Status

                                                                         (000)s except references to Condo Units
                                                                    Phase 1                                    Phase 2
                                              ---------------------------------------------------- ---------------------------------
                                                                          Townhouses
                                                              ------------------------------------
                                                   Marina            Oak                              The Links       The Links           Total
                                                   Condos          Hammock          Riverwalk           North           South             Condos          Boat Slips          Total
-------------------------------------------------------------------------------------------------- --------------------------------- ----------------- ----------------- -----------------
-----------------------------------------------
                  6/30/2004
-----------------------------------------------
-----------------------------------------------
Planned Number of Condo Units and Boat Slips
                                                       248                  18           28                 188             188               670              142               812

Condo Units and Boat Slips under Contract              248                  17           27                 185             177               654              142               796
Value of Pre-sale Contracts (Note 1)                  62,892             7,931       10,462              47,521          50,159           178,965           13,082           192,047

Number of Buildings                                      8                   4            6                   4               4                26

Number of Closed Units                                 248                  17           27                 185              86               563              140               703

Number of Buildings Complete by Task
  Building Foundation                                    8                   4            6                   4               4
  Vertical Building Completed                            8                   4            6                   4               4
  Interior Finish Completed                              8                   4            6                   4               3
  Certificate of Occupancy Received                      8                   4            6                   4               3

-----------------------------------------------
-----------------------------------------------
              2nd Quarter Actual
-----------------------------------------------
-----------------------------------------------
Units Closed                                             -                   -            1                    5             62                68                1                69

Revenue Recognized

  Condos and Boat Slips                                 89                  15          426                1,832         17,190            19,552              127            19,679
  Land Sales and Other Revenue                                                                                                                                                   497
    Total Revenue                                                                                                                                                             20,176

Gross Profit Recognized

  Condos and Boat Slips                                 35                 12           (7)                 325           3,668             4,033             (215)           3,818

  Land Sales and Other Revenue                                                                                                                                                 211
    Total Gross Profit                                                                                                                                                       4,029

Other Expense (Income) Items                                                                                                                                                  (846)
Pre-Tax Profit                                                                                                                                                               3,183

-----------------------------------------------
       Outlook For 3rd Quarter of 2004
-----------------------------------------------
Units Closed
                                                         -               1                -                  -                 59                60              -              60

Sales Value of Closed Units                              -             750                -                  -             16,675            17,425              -          17,425

Revenue Recognized

  Condos and Boat Slips                                  -             735                -                  -             16,175            16,910              -          16,910
  Land Sales and Other Revenue                                                                                                                                                   -
  Total Revenue                                                                                                                                                             16,910

Gross Profit Recognized

  Condos and Boat Slips                                  -              (1)               -                   -           3,154             3,153             (150)            3,003
  Land Sales and Other Revenue                                                                                                                                                     -
    Total Gross Profit                                                                                                                                                         3,003

Other Expense (Income) Items                                                                                                                                                  (1,070)
Pre-Tax Profit                                                                                                                                                                 1,933